Overstock Announces Third Quarter 2021 Financial Results
Third quarter net revenue of $689 million, surpassing $2 billion year to date

SALT LAKE CITY - October 28, 2021 - Overstock.com, Inc. (NASDAQ:OSTK) today reported financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights, from continuing operations

•	Total net revenue was $689 million, a decrease of 4% year over year
•	Gross profit was $157 million or 22.7% of total net revenue
•	Income from continuing operations was $30 million
•	Diluted earnings per share was $0.63
•	Adjusted EBITDA (non-GAAP) was $36 million, which represents 5.2% of net revenue
•	YTD net cash provided by operating activities was $100 million
•	At the end of the third quarter, cash and cash equivalents totaled $512 million

"As we lapped our highest sales growth quarter since 2004, Overstock delivered another quarter of strong financial results. The Overstock business model – with its asset-light structure and broadly distributed supply chain – is particularly well suited for the current high-demand and low-supply market driven by significant industry-wide supply chain disruptions. We have been able to navigate the current global supply chain challenges well," said Overstock CEO Jonathan Johnson. "Our continued focus on foundational operational improvements allowed us to execute on our disciplined strategy of consistently fulfilling customers' needs to create their dream home. Online penetration of the home furniture and furnishings market remains strong and appears to be sticking as customers recognize the broad assortment, value, and ease of shopping for home furniture and furnishings online. We continue to deliver sustainable, profitable market share growth and remain committed to doing so through the remainder of 2021 and beyond."

Third Quarter 2021 Operational Highlights*

•	Active customers were 8.7 million, an increase of 5% year over year
•	Last Twelve Months (LTM) net revenue per active customer was $325, an increase of 23% year over year
•	Orders delivered were 3.2 million, a decrease of 22% year over year
•	Average order value was $214, an increase of 24% year over year
•	Orders per active customer, measured as LTM orders divided by active customers, was 1.68, an increase of 3% year over year
•	Orders placed on a mobile device were 50.2% of gross merchandise sales
*Certain terms (active customers, LTM net revenue per active customer, orders delivered, average order value, and orders per active customer) are defined under "Supplemental Operational Data" below.

Earnings Webcast Information

Overstock will hold a conference call and webcast to discuss its third quarter 2021 financial results on Thursday, October 28, 2021, at 8:30 a.m. ET. To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 7265079 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326, then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com, starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 11:30 a.m. ET on Thursday, October 28, 2021, through 11:30 a.m. ET on Thursday, November 11, 2021. To listen to the recorded webcast by phone, dial (855) 859-2056, then enter the conference ID provided above. Outside the U.S. or Canada, dial +1 (404) 537-3406 and enter the conference ID provided above.

Questions may be emailed in advance of the call to ir@overstock.com.

About Overstock.com

Overstock.com, Inc. (Common Stock (NASDAQ:OSTK) / Series A-1 Preferred Stock (tZERO ATS:OSTKO) / Series B Preferred Stock (OTCQX:OSTBP)) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, area rugs, bedding and bath, home improvement, and more. The online shopping site, which is visited by tens of millions of customers a month, also features a marketplace providing customers access to millions of products. In 2014, Overstock became the first major retailer to accept cryptocurrency as a form of payment and continues to do so. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release and the October 28, 2021 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends, market conditions, and other factors that will impact our results of operations. You should not place undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements as a result of any new information, future developments, or otherwise. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including but not limited to, the duration of the COVID-19 pandemic and its ultimate impact on our business and results of operations, adverse tax, regulatory or legal developments, and competition, including how such factors will be impacted at such time as the pandemic subsides throughout the country and globally. Other risks and uncertainties include, among others, the inherent risks associated with difficulties we may have with our fulfillment partners, supply chain, access to products, shipping costs, attraction/retention of employees, search engine optimization results, payment processors, infrastructure, including cyber-attacks or data breaches affecting us or any of them, and whether our partnership with Pelion Venture Partners will be able to achieve its objectives. More information about factors that could potentially affect our financial results are included in our Form 10-K for the year ended December 31, 2020, our Form 10-Q for the quarter ended March 31, 2021, and our Form 10-Q for the quarter ended June 30, 2021, which were filed with the Securities and Exchange Commission on February 26, 2021, May 6, 2021, and August 5, 2021, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, Form 10-Q's, and our subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements.

Contacts Investor Relations: ir@overstock.com	Media Relations: pr@overstock.com

Overstock.com, Inc. Consolidated Balance Sheets (Unaudited) (in thousands, except per share data)
	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$512,188	$495,425
Restricted cash	228	1,197
Accounts receivable, net	25,172	22,867
Inventories	5,782	6,243
Prepaids and other current assets	21,302	22,879
Current assets of discontinued operations	—	34,129
Total current assets	564,672	582,740
Property and equipment, net	109,784	113,767
Deferred tax assets, net	37,955	37
Goodwill	6,160	6,160
Equity securities	330,196	1,412
Operating lease right-of-use assets	13,367	17,297
Other long-term assets, net	2,783	2,646
Long-term assets of discontinued operations	—	106,155
Total assets	$1,064,917	$830,214
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$124,763	$109,759
Accrued liabilities	103,898	123,646
Unearned revenue	65,206	72,165
Operating lease liabilities, current	5,157	5,152
Other current liabilities	3,454	2,935
Current liabilities of discontinued operations	—	13,924
Total current liabilities	302,478	327,581
Long-term debt, net	38,837	41,334
Operating lease liabilities, non-current	9,095	13,206
Other long-term liabilities	5,393	4,082
Long-term liabilities of discontinued operations	—	7,685
Total liabilities	355,803	393,888
Stockholders' equity:
Preferred stock, $0.0001 par value, authorized shares - 5,000
Series A-1, issued and outstanding - 4,204 and 4,204	—	—
Series B, issued and outstanding - 357 and 357	—	—
Common stock, $0.0001 par value, authorized shares - 100,000
Issued shares - 46,610 and 46,331
Outstanding shares - 43,014 and 42,768	4	4
Additional paid-in capital	957,060	970,873
Accumulated deficit	(168,803)	(525,233)
Accumulated other comprehensive loss	(541)	(553)
Treasury stock at cost - 3,596 and 3,563	(78,606)	(71,399)
Equity attributable to stockholders of Overstock.com, Inc.	709,114	373,692
Equity attributable to noncontrolling interests	—	62,634
Total stockholders' equity	709,114	436,326
Total liabilities and stockholders' equity	$1,064,917	$830,214

Overstock.com, Inc. Consolidated Statements of Income (Unaudited) (in thousands, except per share data)
	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net revenue	$689,390	$717,695	$2,143,787	$1,824,249
Cost of goods sold	532,682	548,982	1,658,729	1,403,418
Gross profit	156,708	168,713	485,058	420,831
Operating expenses
Sales and marketing	75,650	71,292	234,460	186,852
Technology	31,178	29,934	92,084	86,278
General and administrative	21,031	28,625	66,562	73,347
Total operating expenses	127,859	129,851	393,106	346,477
Operating income	28,849	38,862	91,952	74,354
Interest expense, net	(139)	(264)	(424)	(639)
Other income (expense), net	(79)	59	(7)	18
Income from continuing operations before income taxes	28,631	38,657	91,521	73,733
Provision (benefit) for income taxes	(1,795)	753	(47,328)	1,756
Income from continuing operations	30,426	37,904	138,849	71,977
Income (loss) from discontinued operations, net of income taxes	—	(16,678)	217,246	(35,935)
Consolidated net income	30,426	21,226	356,095	36,042
Less: Net loss attributable to noncontrolling interests—discontinued operations	—	(2,165)	(335)	(7,372)
Net income attributable to stockholders of Overstock.com, Inc.	$30,426	$23,391	$356,430	$43,414
Consolidated net income per share of common stock:
Net income (loss) attributable to common shares—basic
Continuing operations	$0.64	$0.81	$2.91	$1.66
Discontinued operations	—	(0.31)	4.58	(0.66)
Total	$0.64	$0.50	$7.49	$1.00
Net income (loss) attributable to common shares—diluted
Continuing operations	$0.63	$0.81	$2.89	$1.65
Discontinued operations	—	(0.31)	4.54	(0.66)
Total	$0.63	$0.50	$7.43	$0.99
Weighted average shares of common stock outstanding:
Basic	43,014	41,595	42,970	40,697
Diluted	43,324	42,202	43,320	41,030

Overstock.com, Inc. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$356,095	$36,042
(Income) loss from discontinued operations, net of income taxes	(217,246)	35,935
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	14,332	16,288
Non-cash operating lease cost	3,758	3,781
Stock-based compensation to employees and directors	7,649	6,201
Increase in deferred income taxes, net	(51,749)	35
Other non-cash adjustments	1,400	(59)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,305)	(12,368)
Inventories	461	(1,027)
Prepaids and other current assets	3,259	(85)
Other long-term assets, net	(1,050)	(137)
Accounts payable	14,831	44,011
Accrued liabilities	(19,945)	57,619
Unearned revenue	(6,959)	37,403
Operating lease liabilities	(3,891)	(4,756)
Other long-term liabilities	1,444	2,941
Net cash provided by continuing operating activities	100,084	221,824
Net cash used in discontinued operating activities	(17,128)	(23,114)
Net cash provided by operating activities	82,956	198,710
Cash flows from investing activities:
Contributions for capital calls	(41,122)	—
Expenditures for property and equipment	(9,658)	(12,008)
Other investing activities, net	(1,281)	(161)
Net cash used in continuing investing activities	(52,061)	(12,169)
Net cash used in discontinued investing activities	(29,703)	(3,262)
Net cash used in investing activities	(81,764)	(15,431)
Cash flows from financing activities:
Payments on long-term debt	(2,191)	(1,566)
Proceeds from long-term debt	—	47,500
Proceeds from sale of common stock, net of offering costs	—	195,540
Payments of taxes withheld upon vesting of restricted stock	(7,850)	(2,317)
Other financing activities, net	(1)	(5,054)
Net cash provided by (used in) continuing financing activities	(10,042)	234,103
Net cash provided by discontinued financing activities	2,085	—
Net cash provided by (used in) financing activities	(7,957)	234,103
Net increase (decrease) in cash, cash equivalents, and restricted cash	(6,765)	417,382
Cash, cash equivalents, and restricted cash, beginning of period, inclusive of cash balances of discontinued operations	519,181	114,898
Cash, cash equivalents, and restricted cash, end of period, inclusive of cash balances of discontinued operations	512,416	532,280
Less: Cash, cash equivalents, and restricted cash of discontinued operations	—	17,113
Cash, cash equivalents, and restricted cash, end of period	$512,416	$515,167

Financial Reporting Presentation in Accordance with the Pelion Transaction

Medici Ventures' blockchain businesses, including tZERO, met the criteria to be reported as held for sale and discontinued operations as of March 31, 2021, due to their anticipated deconsolidation. As a result of closing the Pelion transaction during the second quarter of 2021, these businesses' operating results for the periods prior to deconsolidation have been reflected in our consolidated statements of income as discontinued operations. Additionally, the related assets and liabilities of these businesses associated with the prior periods are classified as discontinued operations in our consolidated balance sheets. As a result of closing this transaction, Overstock has reorganized its remaining businesses into a single reportable operating segment, Retail. Corporate-related overhead costs are included in Retail continuing operations.

Supplemental Operational Data

We measure our business using operational metrics, in addition to the financial metrics shown above and the non-GAAP financial measures explained below. We believe these metrics provide investors with additional information regarding our financial results, including indicators of our growth, customer purchasing patterns, and the mix of products purchased by our customers.

Active customers represents the total number of unique customers who have made at least one purchase during the prior twelve-month period. This metric captures both the inflow of new customers and the outflow of existing customers who have not made a purchase during the prior twelve-month period.

LTM net revenue per active customer represents total net revenue in a twelve-month period divided by the total number of active customers for the same twelve-month period.

Orders delivered represents the total number of orders delivered in any given period, including orders that may eventually be returned. As we ship a large volume of packages through multiple carriers, actual delivery dates may not always be available, and in those circumstances we estimate delivery dates based on historical data.

Average order value is defined as total net revenue in any given period divided by the total number of orders delivered in that period.

Orders per active customer is defined as orders delivered in a twelve-month period divided by active customers for the same twelve-month period.

The following table provides key operating metrics for the Retail business:
(in thousands, except for LTM net revenue per active customer, average order value and orders per active customer)

	Three months ended September 30,
	2021	2020
Active customers	8,657	8,243
LTM net revenue per active customer	325	265
Orders delivered	3,217	4,146
Average order value	214	173
Orders per active customer	1.68	1.63

Non-GAAP Financial Measures and Reconciliations

We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted diluted earnings per share from continuing operations, adjusted EBITDA, and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Adjusted diluted earnings per share for continuing operations is a non-GAAP financial measure that we calculate as net income from continuing operations less the benefit for income taxes associated with our tax valuation allowance release. We believe that this adjustment to our adjusted diluted net income before calculating per share amounts for the current period presented provides a useful comparison between our operating results from period to period.

Adjusted EBITDA is a non-GAAP financial measure that is calculated as income from continuing operations before depreciation and amortization, stock-based compensation, interest and other income (expense), provision (benefit) for income taxes, and special items. We believe the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring.

Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in continuing operating activities reduced by expenditures for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the continuing operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.

The following table reflects the reconciliation of adjusted diluted earnings per share from continuing operations to diluted earnings per share from continuing operations (in thousands, except per share data):

	Three months ended September 30,
	Diluted EPS	Less: tax valuation allowance release	Adjusted Diluted EPS
Numerator:
Income from continuing operations	$30,426	$4,420	$26,006
Less: Preferred stock dividends—accumulated	182	—	182
Undistributed income from continuing operations	30,244	4,420	25,824
Less: Undistributed income allocated to participating securities	2,899	424	2,475
Net income from continuing operations attributable to common stockholders	$27,345	$3,996	$23,349

Denominator:
Weighted average shares of common stock outstanding—diluted	43,324	43,324	43,324

Net income from continuing operations per share of common stock:
Diluted	$0.63	$0.09	$0.54

The following table reflects the reconciliation of adjusted EBITDA to income from continuing operations (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Income from continuing operations	$30,426	$37,904	$138,849	$71,977
Depreciation and amortization	4,383	5,310	14,332	16,288
Stock-based compensation	2,542	1,568	7,649	6,201
Interest expense, net	139	264	424	639
Other (income) expense, net	79	(59)	7	(18)
Provision (benefit) for income taxes	(1,795)	753	(47,328)	1,756
Special items (see table below)	305	288	361	(8,470)
Adjusted EBITDA	$36,079	$46,028	$114,294	$88,373

Special items:
Special legal charges	$1	$—	$(186)	$(9,773)
Severance	253	288	253	1,303
Transaction costs	51	—	294	—
	$305	$288	$361	$(8,470)

The following table reflects the reconciliation of free cash flow to net cash provided by continuing operating activities (in thousands):

	Nine months ended September 30,
	2021	2020
Net cash provided by continuing operating activities	$100,084	$221,824
Expenditures for property and equipment	(9,658)	(12,008)
Free cash flow	$90,426	$209,816